UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2016, Nevro Corp. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with Westport Office Park, LLC (the “Landlord”) effective as of December 9, 2016, amending the Lease Agreement dated as of March 5, 2015 (the “Original Lease”) between the Company and the Landlord. Under the Original Lease, the Company leases approximately 50,470 square feet of office space located at 1800 Bridge Parkway, Redwood City, California 94065 (the “Original Premises”). Pursuant to the Lease Amendment, the Company will lease an additional approximately 49,980 square feet of office space adjacent to the Original Premises at 1600 Bridge Parkway, Redwood City, California 94065 (the “Expansion Premises,” and together with the Original Premises, the “Premises”) for expansion of the Company’s principal executive offices.

The lease for the Expansion Premises commences on the earlier of (i) the date the Company commences business operations in the Expansion Premises, or (ii) the date upon which the Landlord substantially completes certain improvements to, and permitting for, the Expansion Premises (the “Commencement Date”). The lease for the Expansion Premises terminates on the last day of the calendar month following the date that is 84 months after the Commencement Date and amends the lease term for the Original Premises to terminate on the same date (the “Lease Term”). The Company has an option to extend the Lease Term for an additional five years (the “Option Term”), subject to certain conditions, upon written notice to the Landlord.

The Lease Amendment provides for annual base rent for the Expansion Premises of approximately $1.2 million in the first year of the Lease Term, which increases on a yearly basis up to approximately $2.9 million for the final year of the Lease Term and annual base rent during the Option Term to be calculated based on a ratable portion fair market rental value as described in the Lease. The Lease Amendment also provides for certain limited rent abatements in the first 15 months of the Lease Term. The Company will also be obligated to pay to the Landlord for certain costs, taxes and operating expenses related with the Lease and the Premises, subject to certain exclusions.

The Company will be entitled to a one-time improvement allowance of approximately $2.2 million for costs related to the design and construction of Company improvements that are permanently affixed to the Expansion Premises.

The foregoing description of the material terms of the Lease Amendment is qualified in its entirety by the actual Lease Amendment, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Lease is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: December 20, 2016	By:	/s/ Andrew H. Galligan Andrew H. Galligan Chief Financial Officer